UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
March 31, 2015

Good Times Restaurants Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-18590	84-1133368
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 Corporate Circle, Golden, Colorado 80401
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (303) 384-1400

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 31, 2015, Good Times Restaurants Inc., a Nevada corporation (the “Company”), entered into an Employment Agreement (the “Employment Agreement”) with James Zielke appointing Mr. Zielke as the Company’s new Chief Financial Officer effective as of May 4, 2015 (the “Effective Date”).  Prior to his appointment as Chief Financial Officer, Mr. Zielke, 50, was the President and Chief Financial Officer of F&H Acquisition Corp., parent company for the Fox & Hound and Champps Restaurant brands, a position he has held since 1997.

Pursuant to the Employment Agreement, Mr. Zielke will receive a minimum annual base salary of $175,000, which base salary may be increased, but not decreased, if the Company’s Board of Directors determines that such increase is appropriate based upon a performance review of Mr. Zielke.  Mr. Zielke will also be eligible for performance cash bonuses and equity awards during each year of his employment in amounts determined by the Company’s Board of Directors in its sole discretion.  In addition, Mr. Zielke will receive an annual discretionary allowance of $15,000 and other benefits generally provided to the Company’s other executive officers under the Company’s welfare benefit plans, practices, policies and programs.

In the event that Mr. Zielke’s employment is terminated during the first year of his employment (i) without cause by the Company, (ii) by Mr. Zielke following a willful and material breach of the Employment Agreement by the Company or (iii) by Mr. Zielke within six months after the Company experiences a change in control, Mr. Zielke shall be entitled to an amount equal to two years of his base salary for the year of the termination.  Thereafter, if Mr. Zielke’s employment is terminated for any of the foregoing reasons, Mr. Zielke shall be entitled to an amount equal to the sum of (a) Mr. Zielke’s base salary for the year of termination, (b) the average of Mr. Zielke’s annual incentive compensation for the two years immediately prior to the year of the termination (subject to certain exceptions), and (c) $15,000.  In such scenario, Mr. Zielke shall also have the right to sell to the Company all or any portion of the outstanding shares of Company stock owned by Mr. Zielke based on a formula tied to the market price of the Company’s stock.

Mr. Zielke’s Employment Agreement provides for an initial term of two years from the Effective Date, and unless earlier terminated, the Employment Agreement will automatically extend for an additional period of one year to establish a new two year employment term.

The above description of Mr. Zielke’s Employment Agreement is qualified in its entirety by the terms and conditions of Mr. Zielke’s Employment Agreement filed at Exhibit 10.1 to this Form 8-K, which is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)           Exhibits.  The following exhibits are filed as part of this report:

Exhibit Number	Description

10.1	Employment Agreement, dated March 31, 2015, between James Zielke and Good Times Restaurants Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOOD TIMES RESTAURANTS INC.

Date: April 6, 2015	By:	/s/ Boyd E. Hoback
Boyd E. Hoback
President and Chief Executive Officer

EXHIBIT INDEX

The following exhibits are furnished as part of this report:

Exhibit Number	Description

10.1	Employment Agreement, dated March 31, 2015, between James Zielke and Good Times Restaurants Inc.